SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 22, 2001

                               EMARKETPLACE, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  DELAWARE                           0-14731                   33-0558415
 (STATE OR OTHER                   (COMMISSION                (IRS EMPLOYER
 JURISDICTION OF                   FILE NUMBER)             IDENTIFICATION NO.)
 FORMATION)

              255 WEST JULIAN STREET, SUITE 100, SAN JOSE, CA  95110
              ---------------------------------------------------------
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (408) 295-6500


             -------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On July 2, 2001, the Company completed the Purchase Agreement dated May 10, 2001, by and among eMarketplace, Inc. and whatZnew.com for the sale of TechStore, Inc., a wholly owned subsidiary of eMarketplace, Inc., along with Office Express, Inc., a wholly owned subsidiary of TechStore, Inc., to whatZnew.com. The Company received value in the form of $30,000 in cash, a $35,800 Promissory Note, assumption of Liabilities of approximately $428,000, the removal of Contingent Liabilities including various employment contracts of TechStore, Inc., and Office Express, Inc., retirement of 1.2 million shares of eMarketplace, Inc., Common Stock, and a stock certificate for 500,000 shares of Common Stock in whatZnew.com. The effective closing date of the transaction will be August 15, 2001, or the actual date of payment on the Promissory Note.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

         On June 22, 2001, Full Moon Interactive, Inc., filed for relief under Chapter 7 of the Federal Bankruptcy Code. eMarketplace, Inc. owned approximately 40% of the fully diluted common stock of Full Moon Interactive, and is owed approximately $2.0 million on a line of credit due from Full Moon Interactive. It is unlikely that eMarketplace, Inc., will recover its investment from the Bankruptcy claim. To date, no receiver, fiscal agent or similar officer has been appointed.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      The following are filed as Exhibits to this Report:

EXHIBIT NUMBER    DESCRIPTION

     99.1         Purchase Agreement Dated May 10, 2001.

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SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          EMARKETPLACE, INC.



                                     By:  /s/ ROBERT M. WALLACE
                                          --------------------------------------
                                          Name: Robert M. Wallace
                                          Title:    Chief Executive Officer


Dated:  July 9, 2001

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                                 EXHIBITS INDEX


EXHIBIT NUMBER    DESCRIPTION

    99.1          Purchase Agreement Dated May 10, 2001.


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